CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-88686 and 333-67599) of our report dated February 9, 2000, related to the financial statements which appear in Covenant Transport, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Knoxville, Tennessee
March 28, 2000

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